UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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GRANITE FALLS ENERGY, LLC
(Name of Registrant as Specified In Its Charter)

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GRANITE FALLS ENERGY, LLC
15045 Highway 23 S.E.
Granite Falls, MN 56241-0216

NOTICE OF 2013 ANNUAL MEETING OF MEMBERS

To Be Held On: Thursday, March 21, 2013

To our members:

The 2013 Annual Meeting of Members (the “2013 Annual Meeting”) of Granite Falls Energy, LLC (the “Company”) will be held on Thursday, March 21, 2013, at Prairie's Edge Casino Resort, 5616 Prairie's Edge Lane, Granite Falls, Minnesota. Registration for the meeting will begin at 8:00 a.m. The 2013 Annual Meeting will commence at 9:00 a.m. The purposes of the meeting are to:

•
Vote on an amendment to the Company's Operating and Member Control Agreement to change the right of Fagen, Inc. from a right to designate one (1) Governor to a right to vote in the election of Governors along with other members of the Company;

•	Elect three (3) Governors to serve on the Company's Board of Governors. The three (3) elected Governors will serve until the 2016 Annual Meeting of Members and until their successors are elected;

•	Transact such other business as may properly come before the 2013 Annual Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. If you have any questions regarding the information in the proxy statement or regarding completion of the enclosed proxy card or how to vote in person at the meeting, please call the Company at (320) 564-3100.

Only members listed on the Company's records at the close of business on February 25, 2013 are entitled to notice of the 2013 Annual Meeting and to vote at the 2013 Annual Meeting and any adjournments thereof. For your proxy card to be counted in advance of the meeting, it must be received by the inspector of elections, Christianson & Associates, PLLP, 302 SW 5th Street, Willmar, MN 56201, no later than 5:00 p.m. on Wednesday, March 20, 2013.

All members are cordially invited to attend the 2013 Annual Meeting in person. However, to assure the presence of a quorum, the board of governors requests that you promptly sign, date and return the enclosed proxy card, which is solicited by the board of governors, whether or not you plan to attend the meeting. The proxy card will not be used if you attend and vote at the meeting in person. You may fax the enclosed proxy card to Christianson & Associates, Attention: Christina Parsley, at (320) 235-5962 or mail it to Christianson & Associates, PLLP, Attention: Christina Parsley, at 302 SW 5th Street, Willmar, MN 56201, using the enclosed envelope.

By order of the board of governors,

/s/ Paul Enstad

PAUL ENSTAD
Chairman

Granite Falls, Minnesota
February 25, 2013

Granite Falls Energy, LLC
15045 Highway 23 S.E.
Granite Falls, MN 56241-0216

Proxy Statement
Annual Meeting of Members
Thursday, March 21, 2013

The enclosed proxy is solicited by the board of governors of Granite Falls Energy, LLC (the “Company”, “we”, “us”, “our”) for use at the 2013 Annual Meeting of members of the Company to be held on Thursday, March 21, 2013 (the “2013 Annual Meeting”), and at any adjournment thereof. The 2013 Annual Meeting will be held at Prairie's Edge Casino Resort, 5616 Prairie's Edge Lane, Granite Falls, Minnesota. Registration for the meeting will begin at 8:00 a.m. The 2013 Annual Meeting will commence at approximately 9:00 a.m.

This solicitation is being made by mail, however, the Company may also use its officers, governors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter. Distribution of this proxy statement and a proxy card is scheduled to begin on or about February 25, 2013.

We have organized this proxy statement into three sections in order to set forth our information in a straightforward and understandable way. You should read all three sections.

•	Questions and Answers about the 2013 Annual Meeting: this section provides answers to frequently asked questions regarding the purpose of the Annual Meeting and meeting procedures.

•	Proxy Proposals: this section provides information and detailed explanation of the proposals to be voted on at the 2013 Annual Meeting.

•	Required Information: this section provides information that is required by law to be included in the Company's Proxy Statement, which has not been included in Sections I and II.

SECTION I - QUESTIONS AND ANSWERS ABOUT THE 2013 ANNUAL MEETING AND VOTING

Q:    Why did I receive this proxy statement?

A:
The board of governors is soliciting your proxy to vote at the 2013 Annual Meeting because you were a member of the Company at the close of business on February 25, 2013, the record date, and are entitled to vote at the meeting.

Q:	What am I voting on?

A:	You are voting on two proposals:

Proposal 1: An amendment to the Company's Operating and Member Control Agreement to change the right of Fagen, Inc. from a right to designate one (1) Governor to a right to vote in the election of Governors along with other members of the Company. This proposal is discussed below at "SECTION II - PROPOSALS TO BE VOTED ON, AMENDMENT TO OPERATING AND MEMBER CONTROL AGREEMENT." The Board of Governors recommends a vote FOR Proposal 1.

Proposal 2: The election of three governors. The following persons have been nominated by the nominating committee to fill the three open seats on the board of governors: Dean Buesing, Myron Peterson, Julie Oftedahl-Volstad and Leslie Bergquist. Detailed information on each nominee is provided below at “SECTION II - PROPOSALS TO BE VOTED ON, ELECTION OF GOVERNORS.” The board of governors believes all four of the nominees are well qualified to serve as a governor of the Company and is not recommending any group of three particular nominees for election as governors.

Q:	How many votes do I have?

A:	Members are entitled to one vote for each membership unit owned by such member as of the close of business on the record date on any matter which may properly come before the meeting.

Q:	What are the voting requirements for the proposals?

A:	Proposal 1: The affirmative vote of the holders of a majority of the total number of membership units outstanding is required to amend the Company's Operating and Member Control Agreement.

Proposal 2: In the election of governors, the three nominees receiving a plurality vote of the membership units will be elected, however, the units owned by Fagen, Inc. are excluded in determining the outcome of the plurality vote for purposes of the election of governors. The three nominees receiving the greatest number of votes will be elected as governors regardless of whether an individual nominee receives a majority of the votes cast.

Q:	How many membership units are outstanding?

A:
On February 25, 2013, there were 30,606 membership units outstanding. Of the 30,606 outstanding membership units, the units owned by Fagen, Inc. are excluded in determining the outcome of the plurality vote for purposes of the election of governors. However, units owned by Fagen, Inc. may be included when determining whether a quorum is present and with regard to voting on all other non-election items brought before the members. Fagen, Inc. owns a total of 3,925 membership units. Accordingly, only 26,681 membership units are permitted to vote in our election of governors.

Q:    What is the effect of an abstention?

A:	Abstentions will be counted when determining whether a quorum is present. Abstentions will have the following effect:

Proposal 1: The amendment of the Company's Operating and Member Control Agreement requires the affirmative vote of the holders of a majority of the total number of membership units outstanding. Therefore abstentions will have the effect of a vote AGAINST Proposal 1.

Proposal 2: Abstentions for Governor elections will not be counted either for or against any nominee because Governors are elected by plurality vote, meaning that the person receiving the most votes will be elected.

Q:    What constitutes a quorum?

A:
As of the record date, we had 30,606 membership units issued and outstanding. The presence of members holding 40 percent of the total outstanding membership units constitutes a quorum. Accordingly, we need 12,243 membership units represented at the meeting to constitute a quorum. If you submit a properly executed proxy, then you will be considered part of the quorum even if you are not physically present at the meeting.

Q:	How do I vote?

A:	Membership units can be voted only if the holder of record is present at the 2013 Annual Meeting either in person or by proxy. You may vote using either of the following methods:

•
Proxy card. The enclosed proxy card is a means by which a member may authorize the voting of his, her, or its membership units at the 2013 Annual Meeting. The membership units represented by each properly executed proxy card will be voted at the 2013 Annual Meeting in accordance with the member's directions. The Company urges you to specify your choices by marking the appropriate boxes on your enclosed proxy card. After you have marked your choices, please sign and date the enclosed proxy card and return it in the enclosed envelope or fax it to Christianson & Associates, Attention: Christina Parsley, at (320) 235-5962. If you sign and return the proxy card without specifying any choices, your membership units will be voted FOR Proposal 1 and ABSTAIN for all nominees with respect to Proposal 2.

•	In person at the 2013 Annual Meeting. All members may vote in person at the 2013 Annual Meeting.

Q:    What can I do if I change my mind after I vote my units?

A:    You may revoke your proxy by:

•	Voting in person at the 2013 Annual Meeting; or

•	Giving written notice of revocation, which is received by Christianson & Associates, PLLP by 5:00 p.m. on Wednesday, March 20, 2013.

Q:    What happens if I mark too few or too many boxes on the proxy card?

A:	Proposal 1: If you do not mark any choices on the proxy card, then the proxy will vote your units FOR Proposal 1.

Proposal 2: If you do not mark any choices on the proxy card, then the proxy will vote your units ABSTAIN for all nominees with respect to Proposal 2. You may wish to vote for only one or two of the governor nominees. In this case, your vote will only be counted for the governor candidates you have selected.

If you mark contradicting choices on the proxy card, such as both FOR and ABSTAIN for a candidate, your votes will not be counted with respect to the governor candidate for which you marked contradicting choices. However, each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the 2013 Annual Meeting. If any other matters are properly presented to the 2013 Annual Meeting for action, including voting to adjourn or postpone the annual meeting to solicit additional proxies with respect to any proposal or for any other reason, the Proxy will vote the proxy cards (which confer discretionary authority to vote on such matters) in accordance with his best judgment.

Q:    Do I have dissenters' rights to any matter acted upon during the Annual Meeting?

A:
No. Neither the proposed amendment to the Company's Operating and Member Control Agreement nor the election of governors is a circumstance in which the Minnesota Limited Liability Company Act or the Company's member control agreement provides members with dissenters' rights. Pursuant to the Minnesota Limited Liability Company Act, dissenters' rights are available to members under the following circumstances: (1) an amendment to the articles of organization which materially and adversely affects the rights or preferences of the membership interests of the dissenting member; (2) a sale, lease, transfer, or other disposition of property and assets requiring member approval; (3) a plan of merger; (4) a plan of exchange; (5) a plan of conversion; or (6) any other action taken to which the articles of organization, member control agreement, bylaws, or a resolution approved by the board of governors directs that dissenting members may obtain payment for their membership units. In addition, the Company's member control agreement does not provide for any dissenters' rights for our members.

Q:    Who can attend the 2013 Annual Meeting?

A:	All members as of the close of business on the record date may attend the 2013 Annual Meeting.

Q:	What is the record date for the 2013 Annual Meeting?

A:	February 25, 2013.

Q:	Who will count the vote?

A:	The Company has hired the accounting firm of Christianson & Associates, PLLP to count the ballots.

Q:	How do I nominate a candidate for election as a governor or make a proposal for next year's annual meeting?

A:	This question is answered in the section of this Proxy Statement entitled "MEMBER PROPOSALS FOR 2014 ANNUAL MEETING."

Q:    Who is paying for this proxy solicitation?

A:
The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation material for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements that involve future events, our future performance and our expected future operations and actions.  In some cases you can identify forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “expect,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” or the negative of these terms or other similar expressions.  These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those described in this proxy statement and our other Securities and Exchange Commission filings.

Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this proxy statement.  We are not under any duty to update the forward-looking statements contained in this proxy statement.  We cannot guarantee future results, levels of activity, performance or achievements.  We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this proxy statement.  You should read this proxy statement and the documents that we reference in this proxy statement, completely and with the understanding that our actual future results may be materially different from what we currently expect.  We qualify all of our forward-looking statements by these cautionary statements.

SECTION II - PROPOSALS TO BE VOTED UPON

PROPOSAL ONE
AMENDMENT TO THE OPERATING AND MEMBER CONTROL AGREEMENT

Proposal 1 is an amendment to the Company's Operating and Member Control Agreement to change the right of Fagen, Inc. from a right to designate one (1) governor to a right to vote in the election of governors along with other members of the Company.

Section 6.1(c)(iv) of the Operating and Member Control Agreement currently provides that so long as Fagen, Inc. holds no less than 5% of the issued and outstanding membership units of the Company, Fagen, Inc. shall designate one member to serve on the Board of Governors. Fagen, Inc. currently holds approximately 12.82% of the Company's issued and outstanding membership units, and therefore is entitled to designate one of the Company's governors. The current governor designee of Fagen, Inc. is Steve Core.

Proposal 1 would amend Section 6.1(c)(iv) of the Operating and Member Control Agreement as set forth below. Language that is on bold is the language that would be added to Section 6.1(c)(iv) if Proposal 1 is approved:

So long as it is a member and holds no less than 5% of the issued and outstanding Membership Units of the Company, Fagen, Inc. (“Fagen”) shall designate one (1) member to serve on the Board of Governors (the “Fagen Appointee”). Fagen shall promptly appoint any replacements for the Fagen Appointee in the event of his or her resignation and/or retirement from the Board of Governors. In the event that Fagen is no longer a member of the Company or holds less than 5% of the issued and outstanding Membership Units in the Company, then the Fagen Appointee shall be deemed to have resigned and Fagen’s Appointee shall be replaced as an At-Large Additional Governor under Section 6.1(c)(v). Notwithstanding the foregoing provisions of this Section 6.1(c)(iv), beginning on the date of the first election of Governors following the 2013 annual meeting, Fagen shall no longer separately appoint a Governor to serve on the Board of Governors and, as of such date, the Fagen Appointee shall be deemed to have resigned and shall be replaced as an At-Large Additional Governor under Section 6.1(c)(v).

Proposal 1 would change the right of Fagen, Inc. from a right to designate one governor to a right to vote in the election of governors along with other members of the Company. If Proposal 1 is approved, Fagen, Inc. would continue to designate one governor through the date of the first election of governors following the 2013 annual meeting, which will likely be the date of the 2014 annual meeting, but may be sooner in the event of a special election. As of that date, the Fagen, Inc. designee will be deemed to have resigned and his position on the Board of Governors will be replaced with an at-large governor elected by the Company's members. Therefore, if Proposal 1 is approved, the Company will continue to have nine governors, but all nine governors would be elected by the members of the Company. This differs from the Company's current structure, in which eight governors are elected by the Company's members and one governor is appointed by Fagen, Inc. If Proposal 1 is approved, Fagen, Inc. would begin voting in governor elections beginning at the first election of governors following the 2013 annual meeting. The Company expects that Fagen, Inc. will vote FOR Proposal 1.

The form of the proposed amendment to the Operating and Member Control Agreement is included in Appendix A attached to this Proxy Statement. If Proposal 1 is approved, this form of the proposed amendment will be attached to the Company's Operating and Member Control Agreement dated August 12, 2004.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the total number of membership units outstanding is required to amend the Company's Operating and Member Control Agreement. If you do not mark any choices on the proxy card, then the proxy will vote your units FOR Proposal 1. If you abstain, your units will be included in the determination of whether a quorum is present. However, your abstention will have the effect of a vote AGAINST Proposal 1. If you do not submit a proxy card or attend the 2013 Annual Meeting, your vote will not be counted as a vote either for or against Proposal 1.

THE BOARD OF GOVERNORS HAS APPROVED THE PROPOSED AMENDMENT TO THE OPERATING AND MEMBER CONTROL AGREEMENT AND RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL TWO
ELECTION OF THREE GOVERNORS

Eight (8) elected governors and one (1) appointed governor comprise our board of governors. The eight elected governor positions are currently divided into three classes. Three governors are to be elected by the members at the 2013 Annual Meeting and the terms of the remaining elected governors expire in either 2014 or 2015. The Company's current elected governors and their respective terms are as follows:

Term Expires 2013	Dean Buesing Julie Oftedahl-Volstad Myron Peterson	Class III Governor Class III Governor Class III Governor
Term Expires 2014	Shannon Johnson David Thompson	Class I Governor Class I Governor
Term Expires 2015	Paul Enstad Marten Goulet Rod Wilkison	Class II Governor Class II Governor Class II Governor

At the 2010 annual meeting, Dean Buesing, Julie Oftedahl-Volstad, and Myron Peterson were re-elected to serve until the 2013 annual meeting. At the 2011 annual meeting, Shannon Johnson and David Thompson were elected to serve a three-year term until the 2014 annual meeting. At the 2012 annual meeting, Paul Enstad and Rod Wilkison were re-elected and Marten Goulet was elected to serve three year terms until the 2015 annual meeting.

The nominating committee of the board of governors has nominated Dean Buesing, Julie Oftedahl-Volstad, Myron Peterson, and Leslie Bergquist as nominees for the 2013 annual board of governors election. Three of these nominees, Dean Buesing, Julie Oftedahl-Volstad, and Myron Peterson, are incumbent governors.

The following table contains certain information with respect to the nominees for election to the board of governors at the 2013 Annual Meeting:

Name	Age	Year First Became a Governor (if applicable)	Term Expires (if applicable)
Dean Buesing	60	2009	2013
Julie Oftedahl-Volstad	58	2000	2013
Myron Peterson	68	2000	2013
Leslie Bergquist	53	n/a	n/a

Biographical Information for Nominees

Dean Buesing - Age 60, At-Large Governor and nominee. Mr. Buesing and his brother have been farming near Granite Falls since 1973, raising corn and soybeans. Since 1980, he has served as president of Buesing Farms, Inc. He is also President of Buesing-Buesing, LLC, which is a farming operation formed in 2006. In 2007, Buesing Ag Partnership was formed, in which he is a partner with his brother and nephew. Mr. Buesing was a director of Minnesota Corn Processors, LLC, an ethanol production facility located near Marshall, Minnesota from 1998 to 2002. Minnesota Corn Processors, LLC was bought by Archer Daniels Midland in 2002. While a director of Minnesota Corn Processors, LLC, he also served on the long range planning and development committee. From 2007 to 2011, Mr. Buesing served as a director and secretary of SW Energy, LLC, a development stage ethanol production facility located near McCook, Nebraska. From 1992 to 2000, he was also a director and treasurer of Yellow Medicine Soybean Growers. He is also currently a member of the Minnesota Soybean and Corn Growers Associations.

Julie Oftedahl-Volstad - Age 58, At-Large Governor, Secretary and nominee. Ms. Oftedahl-Volstad has served on the board of governors of the Company since its inception. She has been farming along the Yellow Medicine River near Hanley Falls, Minnesota since 1978 on a farm homesteaded in 1873 by her great-great-grandfather. She farms in partnership with her three brothers, principally growing corn, soybeans, and wheat. She and her husband, Elmo, have five children. She has a degree in Sociology from Southwest Minnesota State University. She is an active member of Yellow Medicine Lutheran Church and currently serves on the church council. She is also on the board of Neighbors United Resource Center, a support organization.

Myron D. Peterson - Age 68, At-Large Governor and nominee. Mr. Peterson was designated in 2000 by our at-large governors as our at-large alternate generally to act in the absence of an at-large governor. He was elected to the Board of Governors as an at-large governor in March of 2010. He farms with his four brothers and their families in a family farm partnership called Peterson Partners established in 1972, growing approximately 3,300 acres of corn and soybeans in western Renville County, Minnesota. Mr. Peterson served nine years as a director of the Minnesota Corn Growers Association Board. In 2003, he became a director of the Minnesota Corn Research and Production Council. He has been a supervisor for Hawk Creek Township for the past 34 years and County Township secretary-treasurer for Renville County for 31 years.

Leslie Bergquist - Age 53, Nominee. Mr. Bergquist is currently the owner and President of Bergquist Consulting Corporation, performing commercial and agricultural loan reviews and appraisal reviews. He also serves as a farm manager for Fagen Farms, LLC, which is an affiliate of Fagen, Inc., a bus driver for Bennett & Bennett Transportation, and works for Granite Falls Municipal Hospital and Manor in ambulance transport services. Prior to founding Bergquist Consulting Corporation in January 2012, Mr. Bergquist served as a senior credit analyst for Forstrom Bancorporation, Inc. from May 2007 through December 2011. He also previously worked at Yellow Medicine County Bank, holding the positions of President, Vice President, and director over the course of his tenure. Mr. Bergquist's community involvement includes current and previous involvement with the Minnesota Bankers Association, Minnesota Valley Antique Farm Power and Machinery Association, Granite Falls Kiwanis, Yellow Medicine East Dollars for Scholars, Steelesville Cemetery Association, City of Granite Falls Planning Commission, and Granite Falls Lutheran Church. He received his Bachelor's degree in Agronomy from the University of Minnesota.

Required Vote and Board Recommendation

The affirmative vote of a plurality of the membership voting interests is required to elect a nominee to the position of governor. The three nominees receiving the greatest number of votes will be elected as governors. If you do not submit a proxy card or attend the meeting, or if you abstain from voting, your vote will not be counted as a vote for or against any nominee.

YOUR BOARD BELIEVES ALL OF THE NOMINEES ARE WELL QUALIFIED TO SERVE AS A GOVERNOR OF THE COMPANY AND DOES NOT RECOMMEND ANY PARTICULAR GROUP OF THE ABOVE NOMINEES FOR ELECTION AS GOVERNORS AT THE 2013 ANNUAL MEETING.

SECTION III - REQUIRED INFORMATION

GOVERNORS AND OFFICERS

Biographical Information for Non-nominee Governors

Paul Enstad - Age 53, At-Large Governor, Chairman of the Board of Governors. Mr. Enstad has served on the board of governors of the Company since its inception and is currently a member of the Company's Audit Committee. Mr. Enstad has been farming near Granite Falls, Minnesota since 1978. He and his two brothers currently farm together as a partnership and raise corn and soybeans. He served on the board of directors of Farmers Cooperative Elevator Company, a member of the Company, for 15 years until 2011.

Rod Wilkison - Age 58, At-Large Governor, Vice Chairman of the Board of Governors. Mr. Wilkison was initially appointed to an at-large board seat in December 2006 and elected as an at-large governor in 2007. Mr. Wilkison has served as a member of the Audit Committee since being elected as an at-large governor in 2007. Mr. Wilkison has been the owner and chief executive officer of Wilkison Consulting Service since 1985. Wilkison Consulting Service provides financial consulting, tax preparation, and monthly accounting services for farmers and small businesses. Prior to starting his consulting business, Mr. Wilkison worked for two different banks for over eleven years and continues to work closely with several area banks on joint clients. Mr. Wilkison graduated from Pipestone Area Vocational Technical Institute with a degree in Agricultural Banking. Mr. Wilkison is certified by the Minnesota Department of Agriculture as a Farm Business Management Instructor.

Marten Goulet - Age 33, At-Large Governor. Mr. Goulet is the Chief Financial Officer of Wagner Construction. Based in International Falls, Minnesota, Wagner Construction is an underground utility and site development contractor with operations in Minnesota, North Dakota, Michigan, Arizona, and Canada. Prior to joining Wagner Construction, Mr. Goulet spent 8 years in the Twin Cities managing banking relationships and providing financial services to companies with annual revenues of $20 million to $1 billion, including construction, manufacturing, wholesaling, and service-related industries. Mr. Goulet serves on the board of KBB, LLC, a general contractor with operations in Minnesota and North Dakota. Mr. Goulet received his B.A. in Finance from Bemidji State University and his M.B.A. in Accounting from the University of St. Thomas in St. Paul.

Shannon Johnson - Age 51, At-Large Governor. Mr. Johnson has served on the board of governors of the Company since its inception.  Mr. Johnson has been farming in eastern Yellow Medicine County since 1979. He produces corn, soybeans and sugar beets. He is co-owner and secretary of a farrow to finish swine operation and currently serves as the Hazel Run Township clerk. He is a Yellow Medicine County Corn Growers Board member and a Soybean Growers member.

David Thompson - Age 63, At-Large Governor. Mr. Thompson was designated in November 2009 by the Company's at-large governors to serve as the Company's at-large alternate governor to act in the absence of an at-large governor. For the past five years, Mr. Thompson has been president of Flolo-Thompson, Inc., a consulting firm serving value added agricultural plants in the design, development and operation of their business. Much of Mr. Thompson's consulting work focuses on transportation, logistics and marketing. Mr. Thompson is a graduate of the University of Minnesota. Prior to founding Flolo-Thompson, Inc., Mr. Thompson worked in varying capacities for Cargill, Bunge Corporation and the Burlington Northern Railway.

Steve Core - Age 63, Fagen, Inc., Appointed Governor. In January 2010 Fagen, Inc. appointed Mr. Core to fill its appointed seat on the board of governors. Mr. Core serves at the pleasure of Fagen, Inc. Mr. Core first became a governor in November 2002 and was reappointed to the board of governors in January 2010. Mr. Core has over 30 years of agricultural business management experience. For the past nine years, Steve has served in market development, in connection with new ethanol plant construction for Fagen, Inc. Prior to that, he served as general manager of a 44 million gallon per year ethanol production facility in Minnesota. Mr. Core will serve indefinitely as a governor on our board of governors at the pleasure of Fagen Inc., so long as Fagen Inc. continues to own 5% or more of the outstanding Granite Falls Energy, LLC membership units. Mr. Core also serves as a director for Little Sioux Corn Processors, LLC and Heron Lake BioEnergy, LLC.

Martin Seifert - Age 40, Alternate At-Large Governor. Mr. Seifert was appointed as the Company’s alternate at-large governor in May 2011. Mr. Seifert has served as the executive director of the Avera Marshall Foundation at Avera Marshall Regional Medical Center since 2010. The Avera Marshall Foundation provides financial support for the Marshall Regional Medical Center hospital and long term care facility. Mr. Seifert has also been a Realtor with Real Estate Retrievers since 2010. Prior to joining the Avera Marshall Foundation and Real Estate Retrievers, Mr. Seifert was a member of the Minnesota House of Representatives from 1996 to 2011. He also served as minority leader in the Minnesota House of Representatives from 2006 to 2009. Mr. Seifert graduated from Southwest Minnesota State University in 1995. Mr. Seifert currently resides in Marshall, Minnesota.

Biographical Information on Executive Officers

Steve Christensen - Age 55, Chief Executive Officer. Mr. Christensen joined the Company in April 2012 as Chief Executive Officer and General Manager. From 2005 through December 2011, Mr. Christensen was Chief Executive Officer and General Manager of Western Wisconsin Energy, LLC, which owned and operated an ethanol plant in Boyceville, Wisconsin until its purchase by Big River Resources in December 2011. Mr. Christensen also has a family farm operation with his brother in southwest Iowa. Mr. Christensen holds a B.S. degree in Animal Science from Iowa State University and has completed some post graduate work in business.

Stacie Schuler - Age 40, Chief Financial Officer. Ms. Schuler joined the Company in July 2005 as Chief Financial Officer and Controller. Ms. Schuler worked for Cargill, Incorporated from 1997 to 2005. Ms. Schuler received her accounting degree through Southwestern Technical College in Granite Falls, Minnesota and Southwest State University in Marshall, Minnesota.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of February 25, 2013, the following beneficial owners owned or held 5% or more of our outstanding membership units:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Membership Units	Glacial Lakes Energy, LLC 301 20th Avenue SE Watertown, SD 57201	4,525 Membership Units(1)	14.78%
Membership Units	Fagen, Inc.(2) 501 W. Highway 212 P.O. Box 159 Granite Falls, MN 56241	3,925 Membership Units	12.82%

(1)	Includes 25 units owned by Madison Energy, LLC, a subsidiary of Glacial Lakes Energy, LLC.
(2)
Steve Core, a Granite Falls Energy governor, serves as a consultant to Fagen, Inc. and is considered a beneficial owner of these units. Leslie Bergquist, a nominee for governor, serves as a farm manager for Fagen Farms, LLC, an affiliate of Fagen, Inc., and therefore may also be considered a beneficial owner of these units.

SECURITY OWNERSHIP OF MANAGEMENT AND NOMINEES

As of our fiscal year ended October 31, 2012, we had no equity compensation plan in place and accordingly none of our governors or our executive officers have received our membership units or options to purchase such units as compensation. As of February 25, 2013, members of our board of governors, nominees to our board of governors and executive officers own membership units as follows:

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Membership Units	Paul Enstad(2)	125 Units	*	%
Membership Units	Steve Christensen	0 Units	*	%
Membership Units	Stacie Schuler	5 Units	*	%
Membership Units	Julie Oftedahl-Volstad(3)	71 Units	*	%
Membership Units	Shannon Johnson(4)	105 Units	*	%
Membership Units	Myron Peterson(5)	60 Units	*	%
Membership Units	Rod Wilkison	58 Units	*	%
Membership Units	Dave Thompson	5 Units	*	%
Membership Units	Steve Core(6)	3,925 Units	12.82%
Membership Units	Dean Buesing(7)	625 Units	2.04%
Membership Units	Marten Goulet(8)	50 Units	*
Membership Units	Martin Seifert	0 Units	*	%
Membership Units	Leslie Bergquist(9)	15 Units	*	%
	TOTAL	5,044 Units	16.48%

(*)	Indicates less than one percent (1%) ownership.
(1)	The address of each individual is in care of us at 15045 Highway 23 S.E., Granite Falls, Minnesota 56241-0216.
(2)	Includes 20 units owned by the Enstad Brothers Partnership and 5 units owned by the Enstad Family Partnership. Mr. Enstad is a partner of both entities.
(3)	Includes 20 units owned by Oftedahl Partners and 1 unit owned by W.I.T.S. Ms. Oftedahl-Volstad is a 25% owner of both entities.
(4)	Includes 5 units owned jointly with Willis Johnson, Shannon Johnson's father.
(5)	Includes 50 units owned by Peterson Partners, of which Mr. Peterson is a partner.
(6)	Units are owned by Fagen, Inc. Mr. Core is an employee of Fagen, Inc. currently working as a project developer.
(7)
Includes 287 units owned directly through Dean J. Buesing Revocable Living Trust and 338 units owned indirectly through Barbara J. Buesing Revocable Living Trust with his wife. 550 of these units are pledged as security.

(8)	Includes 10 units owned indirectly through Jasper Gerald Goulet, Marten Goulet's son.
(9)	Does not include units owned by Fagen, Inc., an affiliate of an employer of Mr. Bergquist.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and governors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, governors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from our officers and governors, all Section 16(a) filing requirements were complied with during the fiscal year ended October 31, 2012.

BOARD OF GOVERNORS' MEETINGS AND COMMITTEES

The board of governors generally meets once per month. The board of governors held twelve regularly scheduled meetings and five special meetings during the fiscal year ended October 31, 2012. All governors attended at least 75% of the aggregate of all meetings of the board of governors and all committees of the board on which he or she served during the fiscal year ended October 31, 2012.

The board of governors does not have a formalized process for holders of membership units to send communications to the board. The board of governors feels this is reasonable given the accessibility of our governors. Members desiring to communicate with the board are free to do so by contacting a governor via our website, fax, phone or in writing. The names of our governors are listed on the Company's website at www.granitefallsenergy.com.

The board of governors does not have a policy with regard to governors' attendance at annual meetings. Last year all of our governors attended the Company's annual meeting. Due to this high attendance record, it is the view of the board of governors that such a policy is unnecessary.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is or has been an employee of the Company. There are no interlocking relationships between our Company and other entities that might affect the determination of the compensation of our executive officer.

Governor Independence Standards

In determining independence, the board reviews whether governors have any material relationship with the Company. The board considers all relevant facts and circumstances. In assessing the materiality of a governor's relationship to the Company, the board considers the issues from the governor's standpoint and from the perspective of the persons or organizations with which the governor has an affiliation and is guided by the standards set forth by the SEC and NASDAQ. An independent governor must not have any material relationship with the Company, directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a governor.

During our 2012 fiscal year, all of our governors and governor nominees were independent, as defined by NASDAQ Rule 5605(a)(2).

Code of Ethics

The board of governors has adopted a Code of Ethics that sets forth standards regarding matters such as honest and ethical conduct, compliance with the law, and full, fair, accurate, and timely disclosure in reports and documents that we file with the SEC and in other public communications. The Code of Ethics applies to all of our employees, officers, and governors, including our Chief Executive Officer and Chief Financial Officer. The Code of Ethics is available free of charge on written request to Granite Falls Energy, LLC, 15045 Highway 23 S.E., Granite Falls, Minnesota, 56241-0216.

Audit Committee

The Audit Committee of the board of governors operates under a charter adopted by the board of governors in Fall 2005. Our audit committee charter is available on our website at www.granitefallsenergy.com and is attached to this Proxy Statement as Appendix B. Under the charter, the Audit Committee must have at least three members. Our audit committee members are Paul Enstad, Marten Goulet and Rod Wilkison. The chairperson of the Audit Committee is Paul Enstad. The Audit Committee is exempt from the independence listing standards because the Company's securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. All of our Audit Committee members are independent within the definition of independence provided by NASDAQ rules 5605(a)(2) and 5605(c)(2). In addition, our Audit Committee charter requires a majority of our committee members to be independent. All of the members of our Audit Committee are independent under the definition provided in our Audit Committee charter.

Rod Wilkison serves as our Audit Committee financial expert. Mr. Wilkison's experience as the owner and chief executive officer of Wilkison Consulting Service, which provides financial consulting, tax preparation, and monthly accounting services for farmers and small businesses, qualifies him to be the Audit Committee's financial expert.

The Audit Committee held four meetings during the fiscal year ended October 31, 2012.

Audit Committee Report

The Audit Committee delivered the following report to the board of governors of the Company on January 22, 2013. The following report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

The Audit Committee reviews the Company's financial reporting process on behalf of the board of governors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The Audit Committee reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended October 31, 2012. The Audit Committee has discussed with Boulay, Heutmaker, Zibell & Co. P.L.L.P., its independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with audit committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received and reviewed the written disclosures and the letter to management from Boulay, Heutmaker, Zibell & Co. P.L.L.P., as required by applicable requirements of the Public Company Accounting Oversight Board, and has discussed with the independent accountants the independent accountants' independence. The Audit Committee has considered whether the provision of services by Boulay, Heutmaker, Zibell & Co. P.L.L.P., not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company's Forms 10-Q, are compatible with maintaining Boulay, Heutmaker, Zibell & Co. P.L.L.P's independence and concluded that the provision of such services is compatible with maintaining Boulay, Heutmaker, Zibell & Co. P.L.L.P's independence.

Our audit committee members are Paul Enstad, Marten Goulet and Rod Wilkison. The chairperson of the Audit Committee is Paul Enstad. Based on the reviews and discussions referred to above, the audit committee recommended to the board of governors that the audited financial statements referred to above be included in the Company's annual report on Form 10-K for the fiscal year ended October 31, 2012.

Audit Committee
Paul Enstad, Chair
Marten Goulet
Rod Wilkison

Independent Registered Public Accounting Firm

The audit committee selected Boulay, Heutmaker, Zibell & Co. P.L.L.P., as independent registered public accountants for the fiscal year November 1, 2012 to October 31, 2013. A representative of Boulay, Heutmaker, Zibell & Co. P.L.L.P., is expected to be present at the 2013 Annual Meeting of members and will have an opportunity to make a statement if so desired. The representative is also expected to be available for questions from the members.

Audit Fees

The aggregate fees billed by the principal independent registered public accountants (Boulay, Heutmaker, Zibell & Co. P.L.L.P.) to the Company for the fiscal year ended October 31, 2012, and fiscal year ended October 31, 2011 are as follows:

Category	Fiscal Year	Fees
Audit Fees(1)	2012	$110,000
	2011	$98,000
Tax Fees(2)	2012	$16,000
	2011	$19,300
All Other Fees(3)	2012	$37,000
	2011	$21,900

(1)
The audit fees were incurred for the audit of the Company's annual financial statements included within Form 10-K and review of the financial statements included in the Company's quarterly reports on Form 10-Q, as well as services in connection with other statutory and regulatory filings or engagements for the fiscal years ended October 31, 2012 and 2011.

(2)	The tax fees were billed for services rendered for tax compliance. The nature of the services comprising the tax fees was for year-end tax preparation of the partnership return and associated K-1's.

(3)	The other fees were billed for services rendered for the Renewable Identification Number (RINs) agreed-upon procedures, as well as other financial, tax, and operational related consulting.

Prior to engagement of the principal independent registered public accountants to perform audit services for the Company, the principal accountant was pre-approved by our audit committee pursuant to Company policy requiring such approval.

One hundred percent (100%) of all audit services, audit-related services and tax-related services were pre-approved by our audit committee.

Nominating Committee

The nominating committee operates under a charter adopted by the board of governors in August 2007. We amended our nominating committee charter in August 2011 to require the committee to consist of four members and include two members who served on the nominating committee during the previous nominating committee cycle. Our nominating committee charter is available on our website at www.granitefallsenergy.com. Under the charter, the nominating committee must have at least three members. Paul Enstad, Rod Wilkison, Marten Goulet, and Brad Strootman currently serve as the Company's nominating committee. The chairperson of the nominating committee is Brad Strootman, who is not a member of our board of governors.

The nominating committee is exempt from the independence listing standards because the Company's securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, each member of the nominating committee is independent under the NASDAQ definition of independence. In addition, our nominating committee charter requires a majority of our committee members to be independent. Each member of our nominating committee is independent under our nominating committee charter.

Subsequent to the fiscal year end, our nominating committee held two meetings for the purpose of selecting nominees for the election of governors at the 2013 Annual Meeting.

The nominating committee oversees the identification and evaluation of individuals qualified to become governors and recommends to the board of governors the governor nominees for each annual meeting of the members. The major responsibilities of the nominating committee are to:

•	Develop a nomination process for candidates to the board of governors;

•	Establish criteria and qualifications for membership to the board of governors;

•	Identify and evaluate potential governor nominees;

•	Fill vacancies on the board of governors; and

•	Recommend nominees to the board of governors for election or reelection.

The following list represents the types of criteria the nominating committee takes into account when identifying and evaluating potential nominees:

•	Agricultural, business and financial background;

•	Accounting experience;

•	Community or civic involvement;

•	Independence from the Company (i.e. free from any family, material business or professional relationship with the Company);

•	Lack of potential conflicts with the Company;

•	Examples or references that demonstrate a candidate's integrity, good judgment, commitment and willingness to consider matters with objectivity and impartiality; and

•
Specific needs of the existing board relative to any particular candidate so that the overall board composition reflects a mix of talents, experience, expertise and perspectives appropriate to the Company's circumstances.

Pursuant to the nominating committee's charter, the nominating committee may consider potential governor candidates recommended by members. Company members may submit recommendations for candidates to the Chairman of the nominating committee. All nominations must be submitted in writing along with a completed nominee questionnaire which includes the nominating member's name and contact information, a brief description of the candidate's business experience, civic involvement, education and such other information as the member submitting the recommendation believes is relevant to the evaluation of the candidate. All member recommendations for the election of governors at the 2014 Annual Meeting must be received by the Company no later than November 1, 2013.

The nominating committee of the board of governors has nominated Dean Buesing, Julie Oftedahl-Volstad, Myron Peterson, and Leslie Bergquist as nominees for the 2013 annual board of governors election. Three of these governors, Dean Buesing, Julie Oftedahl-Volstad, and Myron Peterson, are incumbent nominees.

Compensation Committee

The entire board of governors serves as the Company's compensation committee. The compensation committee has the overall responsibility for approving and evaluating the Company's governor and executive compensation plans, policies and programs. The compensation committee does not delegate any of its authority or obligations; however, the compensation committee does consider recommendations from the board of governors' three member executive committee. Neither the Company nor the compensation committee has historically engaged compensation consultants to assist in determining or recommending the amount or form of executive or governor compensation, but would consider doing so in those situations where either the Company or the compensation committee felt it was warranted or appropriate. The board of governors carried out its function as a compensation committee during two meetings held in the fiscal year ended October 31, 2012.

The compensation committee does not operate under a charter. The compensation committee is exempt from the independence listing standards because the Company's securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system or a national securities association or to issuers of such securities.

MEMBER PROPOSALS FOR 2014 ANNUAL MEETING

We currently intend to hold our 2014 Annual Meeting during the last half of March 2014. Under the rules of the SEC, including Rule 14a-8 of the Securities Exchange Act of 1934, any member proposal to be considered by us for inclusion in the proxy material for the 2014 Annual Meeting must be received by the Secretary of the Company, 15045 Highway 23 S.E., Granite Falls, MN 56241-0216, no later than one-hundred and twenty (120) days prior to when we mailed the proxy materials for the preceding year’s annual meeting. Accordingly, we determined that members must submit proposals related to the 2014 Annual Meeting of Members to the Company by October 28, 2013. The submission of a proposal does not guarantee its inclusion in the proxy statement or presentation at the annual meeting unless certain securities laws requirements are met. Proposals submitted later than October 28, 2013 will be considered untimely and will not be included in our proxy statement for the 2014 Annual Meeting. We suggest that any proposal be submitted by certified mail - return receipt requested.

Pursuant to our nominating committee charter, members of the Company may submit recommendations for governor candidates to the chairman of the nominating committee. All such nominations must be submitted in writing to Nominating Committee at Granite Falls Energy, LLC, 15045 Hwy 23 SE, P.O. Box 216, Granite Falls, MN 56241. Such submissions should include the nominating member's name and contact information, a brief description of the candidate's business experience, civic involvement, education and such other information as the member submitting the recommendation believes is relevant to the evaluation of the candidate. For candidates to be considered for election at the 2014 Annual Meeting, the recommendation must be received by the Company by November 1, 2013. Candidates properly submitted by members of the Company or members of the nominating committee will be considered in the same manner as those submitted by third-party search firms to the nominating committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No family relationships exist between any of the governors of the board, officers, or key employees of the Company. We consider all of our at-large governors other than Messrs. Goulet, Seifert, Thompson, and Wilkison to be our founders and promoters. We do not consider our appointed governor to be one of our founders and promoters. Over the past five years we have engaged in the following transaction with our promoters and their affiliates:

Corn Storage and Grain Handling Agreement.

In October 2003 we entered into, and subsequently renegotiated in 2009, a corn storage and grain handling agreement with Farmers Cooperative Elevator Company, one of our members. We purchase all of our corn from Farmers Cooperative Elevator Company. The price at which we purchase our corn is the bid price the member establishes for the plant plus a per bushel procurement fee. During the fiscal year ended October 31, 2012, we purchased approximately $148,289,000 worth of corn from Farmers Cooperative Elevator Company for use in our operations. Farmers Cooperative Elevator Company owns a total of 650 units.

Paul Enstad, the chairman of our board of governors, was also a member of the board of directors of Farmers Cooperative Elevator Company during a portion of our fiscal year ended October 31, 2011. Mr. Enstad did not participate in any of our decisions regarding Farmers Cooperative Elevator Company while he was also on the board of Farmers Cooperative Elevator Company because this presents a potential or an actual conflict of interest for Mr. Enstad. Mr. Enstad resigned from the Farmers Cooperative Elevator Company board of directors in July 2011.

COMPENSATION OF GOVERNORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview

Throughout this proxy statement, the individuals who serve as our Chief Executive Officer and Chief Financial Officer are referred to as the “executive officers”.

The compensation committee has responsibility for establishing, implementing and regularly monitoring adherence to the Company's compensation philosophy and objectives. The compensation committee ensures that the total compensation paid to the executive officers is fair, reasonable and competitive. Generally the types of compensation and benefits provided to the executive officers are similar in form to the compensation and benefits provided to our other employees.

The compensation committee:

(1)	establishes and administers a compensation policy for senior management;

(2)	reviews and approves the compensation policy for all or our employees other than senior management;

(3)	reviews and monitors our financial performance as it affects our compensation policies or the administration of those policies;

(4)	reviews and monitors our succession plans;

(5)	approves awards to employees pursuant to our incentive compensation plans; and

(6)	approves modifications in the employee benefit plans with respect to the benefits salaried employees receive under such plans.

In determining the Chief Executive Officer's compensation, the committee considers evaluations prepared by the governors. From time to time, the compensation committee may delegate to the Chief Executive Officer the authority to implement certain decisions of the committee, to set compensation for other managers or to fulfill administrative duties.

The compensation committee has responsibility for establishing, implementing and regularly monitoring adherence to the Company's compensation philosophy and objectives.  The compensation committee ensures that the total compensation paid to the named Chief Executive Officer is fair, reasonable and competitive.

The compensation committee receives input from the Chief Executive Officer on his personal performance achievements and that of the employees who report to them.  This individual performance assessment determines a portion of the annual compensation for the Chief Executive Officer.

The compensation committee does its own performance review of the Chief Executive Officer.  The compensation committee annually evaluates the performance of our Chief Executive Officer in light of the Company's goals and objectives and determines and approves the executive's compensation level based on this evaluation.

Compensation Philosophy and Objectives

Our compensation programs are designed to achieve the following objectives:

•	Attract, retain and motivate highly qualified and talented executives who will contribute to the Company's success by reason of their ability, ingenuity and industry;

•	Link compensation realized to the achievement of the Company's short and long-term financial and strategic goals;

•	Align management and member interests by encouraging long-term member value creation;

•	Maximize the financial efficiency of the compensation program from tax, accounting, cash flow and dilution perspectives; and

•	Support important corporate governance principles and comply with best practices.

Compensation Committee Procedures

The compensation committee is responsible for determining the nature and amount of compensation for the Company's executive officers. The compensation committee receives input from the Chief Executive Officer on the personal performance achievements of the executives and management employees who report to him. This individual performance assessment determines a portion of the annual compensation for each manager. In addition, the Chief Executive Officer provides input on salary increases, incentive compensation opportunities, and long-term incentive grants for the executives and management employees who report to him, which the committee considers when making executive compensation decisions.

The compensation committee does its own performance review of the Chief Executive Officer. The compensation committee annually evaluates the performance of our Chief Executive Officer and determines and approves the Chief Executive Officer's compensation level based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer's compensation, the compensation committee will consider all relevant factors, including the Company's performance, the value of similar awards to chief executive officers of comparable companies, and the awards given to the Chief Executive Officer of the Company in past years. The Chief Executive Officer is not present at either compensation committee level deliberations concerning his compensation.

Base Salary

Base salaries for our executive officers are established based on the scope of their roles, responsibilities, experience levels and performance, and taking into account competitive market compensation paid by comparable companies for similar positions. Base salaries are reviewed approximately annually, and may be adjusted from time to time to realign salaries with market levels after taking into account individual performance and experience.

Bonus

In addition to the base salaries, our executive officers may receive bonuses. During our 2012 fiscal year, our former Chief Executive Officer received a bonus of $37,000 and our Chief Financial Officer received a bonus of $8,254. Our current Chief Executive Officer's bonus is dependent on our profitability. If our net profits are less than $10 million, then no bonus is paid. If our net profits are $10 million or more, then our current Chief Executive Officer is entitled to a bonus equal to one quarter of one percent of the amount of net profits. Our current Chief Executive Officer did not receive a bonus in our 2012 fiscal year. We believe that the bonuses paid to our employees are reasonable and well justified.

Potential Payments upon Termination or Change in Control

In the event our Chief Executive Officer ("CEO") is terminated without cause, our CEO is entitled to receive six months' salary, which would equal approximately $82,500, and paid health insurance for a period of six months or until health coverage with another employer becomes effective, whichever occurs first. Our CEO is not entitled to any salary payment or health benefits in the event of termination with cause.

Accounting and Tax Treatment of Awards

None of our executive officers, governors, or employees receives compensation in excess of $1,000,000 and therefore the entire amount of their compensation is deductible by the Company as a business expense. Certain large executive compensation awards are not tax deductible by companies making such awards. None of our compensation arrangements are likely to reach this cap in the foreseeable future.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management.  Based upon this review and discussion, the board of governors determined that the Compensation Discussion and Analysis should be included in this proxy statement.

Compensation Committee
Paul Enstad, Chair
Dean Buesing
Steve Core
Marten Goulet
Shannon Johnson
Julie Oftedahl-Volstad
Myron Peterson
David Thompson
Rod Wilkison

Summary Compensation Table

Steve Christensen is currently serving as our Chief Executive Officer (“CEO”) and has served in that position since April 2012. Our prior CEO, Tracey Olson, served in that position through February 2012. Wayne Gordon served as our interim CEO from February 2012 through April 2012. Stacie Schuler is our Chief Financial Officer (“CFO”).

The following table sets forth all compensation paid or payable by the Company to our executive officers during the fiscal years ended October 31, 2012 and 2011, respectively. As of February 25, 2013, none of our officers had any options, warrants, or other similar rights to purchase securities of the Company.

Name and Principal Position	Year	Salary	Bonus	All Other Compensation(1)(2)(3)(4)	Total
Steve Christensen, CEO	2012	$90,596	$—	$1,904	$92,500
Wayne Gordon, Former Interim CEO	2012	$23,700	$—	$4,947	$28,647
Tracey Olson, Former CEO	2012	$44,854	$37,000	$27,482	$109,336
	2011	$120,702	$26,800	$15,245	$162,747
Stacie Schuler, CFO	2012	$87,454	$8,254	$3,959	$99,667
	2011	$83,229	$14,720	$4,463	$102,412

(1)	Mr. Christensen's other compensation includes compensation related to paid time off and vacation.

(2)	Mr. Gordon's other compensation includes expense reimbursements.

(3)	Mr. Olson's other compensation includes compensation related to paid time off and vacation ($25,369 in fiscal year 2012) and personal use of a company vehicle ($2,113 in fiscal year 2012).

(4)    Ms. Schuler's other compensation includes compensation related to paid time off and vacation.

Governor Compensation

In April 2012, our board of governors approved the Company's current governor compensation policy. The policy provides for payment to governors of a monthly stipend plus a fee based on attendance at board and committee meetings. We currently pay our governors as follows: $1,000 per month to all governors plus an additional $250 for attending monthly board meetings. We also pay $250 for additional meetings of greater than one-half day in length; $125 for attending meetings less than one-half day in length; and $125 for attendance at meetings by conference call. We pay $500 quarterly to Audit Committee members.

For Fiscal Year 2012, the Governors have received the following compensation:

Governor	Fiscal Year	Fees Earned or Paid in Cash(1)($)	Additional Compensation(2) ($)	Total Compensation ($)
Paul Enstad	2012	$28,000	$648	$28,648
Julie Oftedahl-Volstad	2012	$21,875	$430	$22,305
Dean Buesing	2012	$17,375	$205	$17,580
Shannon Johnson	2012	$17,250	$215	$17,465
Myron Peterson	2012	$17,125	$154	$17,279
Fagen, Inc.	2012	$8,375	$1,690	$10,065
Marten Goulet	2012	$10,375	$2,140	$12,515
Rod Wilkison	2012	$19,625	$1,096	$20,721
David Thompson	2012	$16,875	$1,209	$18,084
Dennis Wagner	2012	$6,125	$838	$6,963
Martin Seifert	2012	$11,500	$545	$12,045

(1)
Includes a monthly stipend plus a fee based on attendance at board and committee meetings. We currently pay our governors as follows: $1,000 per month to all governors plus an additional $250 for attending monthly board meetings. We also pay $250 for additional meetings of greater than one-half day in length; $125 for attending meetings less than one-half day in length; and $125 for attendance at meetings by conference call. We pay $500 quarterly to Audit Committee members.

(2)	Includes reimbursement for mileage and other reasonable expenses incurred in connection with services rendered to the Company and the board of governors.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company's annual report to the Securities and Exchange Commission on Form 10-K, including the financial statements and the notes thereto, for the fiscal year ended October 31, 2012, accompanies the mailing of this proxy statement.

The Company will provide each member solicited a copy of Exhibits to the 10-K upon written request and payment of specified fees. The written request for such Exhibits should be directed to Stacie Schuler, Chief Financial Officer of Granite Falls Energy, LLC at 15045 Highway 23 S.E., Granite Falls, MN 56241-0216. Such request must set forth a good faith representation that the requesting party was a holder of record or a beneficial owner of membership units in the Company on February 25, 2013. The 2012 annual report on Form 10-K complete with exhibits is also available at no cost through the EDGAR database available from the SEC's internet site (www.sec.gov). Information about us is also available at our website at www.granitefallsenergy.com, under “SEC Compliance,” which includes links to reports we have filed with the Securities and Exchange Commission.

Appendix A

FORM OF
THIRD AMENDMENT TO THE FIFTH AMENDED AND RESTATED
OPERATING AND MEMBER CONTROL AGREEMENT OF
GRANITE FALLS COMMUNITY ETHANOL PLANT, LLC

THIS THIRD AMENDMENT TO THE FIFTH AMENDED AND RESTATED OPERATING AND MEMBER CONTROL AGREEMENT OF GRANITE FALLS COMMUNITY ETHANOL PLANT, LLC dated August 12, 2004 (the “Operating Agreement”) is adopted and approved effective as of the 21st day of March, 2013, by the affirmative vote of the holders of a majority of the outstanding Membership Units of Granite Falls Energy, LLC pursuant to Section 322B.37 of the Minnesota Statutes and pursuant to Section 8.1 of the Operating Agreement of the Company at a Meeting of the Members held on March 21, 2013.

The Operating Agreement is amended as follows:

Section 6.1(c)(iv) is amended by appending the following to the end of Section 6.1(c)(iv):

Notwithstanding the foregoing provisions of this Section 6.1(c)(iv), beginning on the date of the first election of Governors following the 2013 annual meeting, Fagen shall no longer separately appoint a Governor to serve on the Board of Governors and, as of such date, the Fagen Appointee shall be deemed to have resigned and shall be replaced as an At-Large Additional Governor under Section 6.1(c)(v).

I, __________________, do hereby certify that I am the duly elected, qualified, and acting Secretary of the Company, and further certify that the above amendment was duly adopted by the holders of a majority of the outstanding Membership Units of the Company at a duly convened meeting of the members held on March 21, 2013, in accordance with the provisions of the Company's Operating Agreement.

______________________________, Secretary
APPROVED:

Paul Enstad, Chairman

Appendix B

GRANITE FALLS ENERGY, LLC
CHARTER OF THE AUDIT
COMMITTEE OF THE BOARD OF GOVERNORS

I.    Purpose

    The Audit Committee (Committee) is appointed by the Board of Governors (Board) of Granite Falls Energy, LLC (the Company) to assist the Board in fulfilling its oversight responsibilities. The primary duties and responsibilities of the Audit Committee are to:

•	Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, legal and regulatory compliance;

•	Appoint, compensate, retain and monitor the independence and qualifications of the Company's independent auditors (also referred to herein as external auditors);

•	Monitor the performance of the Company's internal audit function and independent auditors;

•	Provide an avenue of communication among the independent auditors, management, and the Board; and

•	Prepare an Audit Committee report as required by the Securities and Exchange Commission (“SEC”) to be included in the Company's annual proxy statement.
II.    Authority
The Committee shall have the authority to conduct or authorize any investigation appropriate to fulfill its responsibilities, and is empowered to:

•	Appoint, compensate, retain and oversee the work of the public accounting firm employed by the Company to conduct the annual audit who shall report directly to the Committee;

•	Retain independent counsel and other advisers as it deems necessary in the performance of its duties;

•	Resolve any disagreements between management and the independent auditor regarding financial reporting;

•	Pre-approve all auditing and permitted non-audit services performed by the Company's external audit firm;

•	Seek any information it requires from employees - all of whom are directed to cooperate with the Committee's requests - or external parties;

•	Meet with Company officers, external auditors, or outside counsel, as necessary;

•
Delegate authority to subcommittees including the authority to pre-approve all auditing and permitted non-audit services, providing that such decisions are presented to the full Committee at its next scheduled meeting; and

•
Determine appropriate funding for the payment of compensation to the independent auditors engaged for the purpose of issuing an audit report, performing other audit review or attestation services for the Company and to any advisers employed by the Committee which funding must be paid for by the Company.

III.    Composition
1. Committee members' qualifications shall meet the requirements as may be set by the Board from time to time, in addition to all applicable legal and regulatory requirements.
2. The Committee shall be comprised of at least three Governors of the Company, all in good standing, each of whom must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, statement of members' equity and cash flow statement. A majority of the Governors on the Committee must be independent as defined in subparagraph 3 of this Article III below.
3. A director will NOT be considered independent for purposes of this Article III, if such director:

a. Is an employee of the Company or any current subsidiary of the Company;
b. Has accepted or has a family member who has accepted payments from the Company or any of its subsidiaries in excess of $60,000, other than as compensation for board or board committee service, payments arising solely from investments in the Company's securities, compensation paid to a family member who is a non-executive employee of the Company, benefits under a tax-qualified retirement plan, or non-discretionary compensation, or certain permitted loans;
c. Has a family member who is employed by the Company or any of its subsidiaries as an executive officer;
d. Is or has a family member who is a partner or controlling shareholder or an executive officer of any organization to which the Company made, or from which the Company received, payments for property or services that exceeds 5% of the recipient's consolidated gross revenues of that year, or $200,000, whichever is more, other than payments arising solely from investments in the Company's securities or payments under non-discretionary charitable contribution matching programs;
e. Is or has a family member who is employed as an executive officer of another entity where any of the executive officers of the company serve on the compensation committee of such other entity; or
f. Is or has a family member who is a current partner of the Company's outside auditor who worked on the Company's audit;
4. Committee members and a Committee chair shall be recommended and appointed by the Board.
IV.    Meetings
The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet separately, periodically with management, with internal auditors, if any, and with external auditors. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. All members are expected to attend each meeting, in person or via tele- or video-conference.
The minutes of each meeting are to be prepared at the direction of the Audit Committee Chair and sent to Committee members and all other Governors. Copies are to be promptly provided to the independent auditors and the Company's legal counsel.
V.     Scope of Responsibilities and Duties
A.     Charter Review
1. Review and reassess the adequacy of this charter annually. Consider changes that are necessary as a result of new laws and regulations. Recommend any proposed changes to the Board. Submit the charter to the Board for approval and publish the document as required.
B.     Financial Reporting
1. Review the Company's annual audited financial statements and the documents containing such filings prior to filing or distribution. The review should include discussion with management and independent auditors of the following:

•	Significant issues regarding accounting principles, practices, audit findings, disclosures, judgments and any other requirements under accounting standards and rules;

•	Complex or unusual transactions and areas in which an unusual degree of judgment must be exercised;

•	The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and

•	“Quality of earnings” of the Company from a subjective as well as objective standpoint.
2. Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgment made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

3. Review with management and the external auditors the results of the audit, including any difficulties encountered. This review will include any restrictions on the scope of the independent auditors activities or on access to requested information, and any significant disagreement with management.
4. Discuss the annual audited financial statements and quarterly financial statements with management and external auditors, including the Company's disclosures under “Management's Discussion and Analysis of Financial Condition and Results of Operations.” Consider any items required to be communicated by the independent auditors in accordance with SAS 61.
5. Review disclosures made by CEO and CFO in the Forms 10-KSB or 10-K and 10-QSB or 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company's internal control.
C.    Internal Control
1. Consider the effectiveness of the Company's internal control system, including information technology, security and control.
2. Understand the scope of the external auditor's review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management's responses.
D.     Internal Audit
In the event the Company employs an internal audit department, the Committee shall:
1. Review with management the charter, plans, activities, staffing and organizational structure of the internal audit function.
2. Review the effectiveness of the internal audit function.
E.     Independent Auditors
1. Each year, review the independence and performance of the independent auditors and retain or discharge the independent auditors as circumstances warrant. In performing this review, the Committee will:
a. At least annually, obtain and review a report by the independent auditor describing: the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the Company.
b. Take into account the opinions of management and, in the event the Company has employed an internal audit, the opinions of the internal audit department.
c. Present its conclusions with respect to the external auditor to the Board.
2. Prescribe such policies and procedures as the Committee deems appropriate pertaining to relationships with the independent auditors, including clear hiring policies for employees and former employees of the independent auditors.
3. Approve the independent auditors' engagement terms and fees for annual audit services as well as advance approval of all non-audit engagements with that firm. Any such approval of non-audit services by the independent auditor shall be disclosed in periodic reports as prescribed by law.
4. On at least an annual basis, review a formal, written statement from the independent auditors on such matters as are prescribed by law, including all relationships between the auditors and the Company or its management. Discuss with the independent auditors all significant relationships they have with the Company and their impact on the auditors' objectivity and independence, including non-audit services and the fees proposed and charged therefore. Take appropriate action in response to these matters to satisfy itself of the auditors' independence.
5. Review the independent auditors audit plan; discuss scope, staffing, locations, reliance upon management, and general audit approach, including coordination of audit effort with the internal audit department, if any.

6. Ensure the rotation of the lead audit partner and other audit partners as required by law, and consider whether there should be regular rotation of the audit firm itself.
7. Present its conclusions with respect to the independent auditor to the Board.
8. Meet separately with the external auditors on a regular basis to discuss any matters that the committee or auditors believe should be discussed privately.
9. Review all material written communications between the independent auditors and management, e.g., management letter, schedule of unadjusted differences and/or reportable conditions letter.
F.     Compliance
1. At least once annually, review with the Company's legal counsel any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations (in coordination with other committees), and inquiries received from regulators or governmental agencies.
2. Establish procedures for: (i) The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
3. Review the process for communicating the Code of Ethics to appropriate company personnel, and for monitoring compliance therewith.
4. Obtain regular updates from management and Company legal counsel regarding compliance matters.
G.     Reporting Responsibilities
1. Annually prepare such report and certification to unit-holders as required by SEC regulations.
2. Report to the Board about Committee activities and issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the performance and independence of the Company's independent auditors, and, in the event the Company has employed an internal audit department, the performance of the internal audit function.
H.     Other Audit Committee Responsibilities
1. Discuss and review with management the Company's major policies with respect to risk assessment and risk management.
2. As considered necessary by the Committee, review policies and procedures as well as audit results associated with Governors' and officers' expense accounts and perquisites, including the use of the Company's assets.
3. Perform any other activities consistent with this Charter, the Company's operating agreement, and governing law, as the Committee or the Board deems necessary or appropriate.
4. Periodically review materials or receive education on audit committee-related and new accounting and auditing-related developments and best practices.
5. Annually evaluate the Committee's performance of its responsibilities, confirm that all responsibilities outlined in this charter have been carried out, and create an agenda for the ensuing year.

Granite Falls Energy, LLC	MEMBER NAME
2013 Annual Meeting - Thursday, March 21, 2013	NUMBER OF UNITS
For Unit Holders as of February 25, 2013	TELEPHONE NUMBER
Proxy Solicited on Behalf of the Board of Governors
Vote by Mail or Facsimile:
1) Read the Proxy Statement
2) Check the appropriate boxes on the proxy card
3) Sign and date the proxy card
PROPOSAL ONE: AMENDMENT TO THE OPERATING AND MEMBER CONTROL AGREEMENT
4) Return the proxy card in the envelope provided or via fax to (320) 235-5962 or mail to Christianson & Associates, PLLP, Attention: Christina Parsley at 302 SW 5th St, Willmar, MN 56201. It must be received by Christianson & Associates no later than 5:00 p.m. on March 20, 2013.

For	Against	Abstain
☐	☐	☐

PROPOSAL TWO: ELECTION OF THREE GOVERNORS You may vote for three (3) nominees by marking the “FOR” boxes.

	For	Abstain
Dean Buesing	☐	☐	PLEASE INDICATE YOUR SELECTION BY FIRMLY PLACING AN "X" IN THE APPROPRIATE BOX WITH BLUE OR BLACK INK
Julie Oftedahl-Volstad	☐	☐
Myron Peterson	☐	☐
Leslie Bergquist	☐	☐

By signing this proxy card, you appoint Paul Enstad and Rod Wilkison, jointly and severally, each with full power of substitution, as proxies to represent you at the 2013 Annual Meeting of the Members to be held on Thursday, March 21, 2013, at the Prairie's Edge Casino Resort, 5616 Prairie's Edge Lane, Granite Falls, Minnesota, and at any adjournment thereof, on any matters coming before the meeting. Registration for the meeting will begin at 8:00 a.m. The 2013 Annual Meeting will commence at 9:00 a.m. This proxy, when properly executed, will be voted in the manner directed herein and authorizes the proxies to take action in their discretion upon other matters that may properly come before the Meeting. The proxies cannot vote your units unless you sign and return this card. For your proxy card to be valid, it must be received by Christianson & Associates, PLLP by 5:00 p.m. on Wednesday, March 20, 2013, or by submitting the proxy card in person when registering at the Annual Meeting. If you do not mark any boxes, your units will be voted FOR Proposal 1 and ABSTAIN for all nominees with respect to Proposal 2. If you choose only one or two nominees, then the proxy will vote your units only for the nominee(s) you chose. If you mark contradicting choices on the proxy card, such as both FOR and ABSTAIN for a candidate or proposal, your votes will not be counted with respect to the candidate or proposal for which you marked contradicting choices. However, each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the 2013 Annual Meeting. You may revoke your proxy by: (1) Voting in person at the 2013 Annual Meeting; or (2) Giving written notice of revocation, which is received by Christianson & Associates, PLLP by 5:00 p.m. on Wednesday, March 20, 2013.

Signature:	Signature:
Date:	Date:
Joint owners must both sign. When signing as attorney executor, administrator, trustee or guardian, please note that fact.